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                       AGREEMENT AMONG FILING PARTIES


     THIS AGREEMENT is made and entered into on June 3, 1996, by and among Wynopt Investment Partnership Level II, L.P., a Delaware limited partnership, Hampstead Genpar, L.P., a Delaware limited partnership, HH Genpar Partners, a Delaware limited partnership, Hampstead Associates, Inc., a Texas corporation, RAW Genpar, Inc., a Texas corporation, InMed, Inc. (d/b/a InCap, Inc.), a Texas corporation, Donald J. McNamara, Robert A. Whitman and Daniel A. Decker (collectively referred to herein as the "Filing Parties").

     WHEREAS, Rule 13-d(f)(1)(iii) under the Securities Exchange Act of 1934, as amended (the "Act"), requires that, when a Schedule 13D is filed on behalf of more than one person, an agreement be executed and filed as an exhibit to the Schedule 13D reflecting that the Schedule 13D is being filed on behalf of all such persons;

     NOW THEREFORE, in consideration of the premises and the mutual promises stated herein, the Filing Parties hereby agree as follows:

        (i) Each Filing Party agrees that a single Schedule 13D (and any amendments thereto) shall be filed jointly on behalf of all the Filing Parties with respect to the shares of common stock, $.01 par value per share, of Wyndham Hotel Corporation, a Delaware corporation.

       (ii) Each Filing Party acknowledges and agrees that, pursuant to Rule 13d-1(f)(1) under the Act, each Filing Party individually is (i) eligible to use the Schedule 13D and (ii) responsible for the timely filing of such
Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such Filing Party contained in such Schedule 13D. None of the Filing Parties, however, shall be responsible for the completeness or accuracy of information concerning any other Filing Party contained in such
Schedule 13D, or any amendments thereto, unless such Filing Party knows or has reason to believe that such information is incomplete or inaccurate.

      (iii) This agreement shall not be assignable by any Filing Party. Any assignment in violation of the foregoing shall be null and void.

       (iv) This agreement shall terminate upon the written notice of termination given by any Filing Party to the other Filing Parties.

        (v) This agreement may be executed in several counterparts, each of which shall be deemed to be an original copy hereof.



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         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement
Among Filing Parties as of the date or dates set forth below.

Dated:  June 3, 1996            WYNOPT INVESTMENT PARTNERSHIP LEVEL II, L.P.

                                By:  Hampstead Genpar, L.P.,
                                     Its General Partner

                                     By:   HH Genpar Partners
                                           Its General Partner

                                           By:  Hampstead Associates, Inc.
                                                Its Managing General Partner

                                                By:  /s/ Daniel A. Decker
                                                     ------------------------
                                                     Daniel A. Decker
                                                     Executive Vice President


Dated:  June 3, 1996            HAMPSTEAD GENPAR, L.P.

                                By:  HH Genpar Partners
                                     Its General Partner

                                     By:  Hampstead Associates, Inc.
                                          Its Managing General Partner

                                          By:  /s/ Daniel A. Decker
                                               ------------------------------
                                               Daniel A. Decker
                                               Executive Vice President


Dated:  June 3, 1996            HH GENPAR PARTNERS

                                By:  Hampstead Associates, Inc.
                                     Its Managing General Partner

                                     By:  /s/ Daniel A. Decker
                                          ----------------------------
                                          Daniel A. Decker
                                          Executive Vice President


Dated:  June 3, 1996            HAMPSTEAD ASSOCIATES, INC.

                                By:  /s/ Daniel A. Decker
                                     ------------------------
                                     Daniel A. Decker
                                     Executive Vice President




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Dated:  June 3, 1996                      RAW GENPAR, INC.


                                          By:      /s/ Robert A. Whitman
                                                   --------------------------
                                                   Robert A. Whitman
                                                   President


Dated:  June 3, 1996                      INMED, INC.


                                          By:      /s/ Daniel A. Decker
                                                   --------------------------
                                                   Daniel A. Decker
                                                   Executive Vice President


Dated:  June 3, 1996                      /s/ Daniel J. McNamara
                                          --------------------------
                                          Daniel J. McNamara


Dated:  June 3, 1996                      /s/ Robert A. Whitman
                                          --------------------------
                                          Robert A. Whitman


Dated:  June 3, 1996                      /s/ Daniel A. Decker
                                          --------------------------
                                          Daniel A. Decker



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